UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2009

STANDARD MICROSYSTEMS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-7422	11-2234952
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York		11788-3728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	631 434-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On July 7, 2009 the Registrant issued a press release announcing those matters it intends to discuss at its Analyst Day at the NASDAQ Market Site in New York on July 9, 2009. A live webcast of the audio and slide presentation at Analyst Day will be available on the investor relations portion of the Registrant's website at http://www.smsc.com., and the audio and accompanying presentation will be archived on the Registrant’s website after completion of the Analyst Day presentation. A copy of the Registrant’s press release is furnished herewith and attached as Exhibit 99.1.

Use of Non-GAAP Financial Information

Included within the presentation at Analyst Day are non-GAAP financial measures that supplement the Registrant's Consolidated Statements of Operations prepared under general accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Registrant's actual results prepared under GAAP to exclude certain charges. The non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Registrant's management believes that this information assists in evaluating operational trends, but should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

The information in this Item 2.02 and Item 9.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated July 7, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

July 7, 2009	By:	/s/ Kris Sennesael

Name: Kris Sennesael
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 7, 2009